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                                                                  EXHIBIT 21.1

                                       JOHN ALDEN
                                  FINANCIAL CORPORATION
                                       (DELAWARE)
                                       59-2840712
      |-------------------------------------|--------------------------------------------------------------------------------
      |                                     |                                                                               |
      |                                     |                                                                           John Alden
      |                              Houston National                                                                    Health,
      |                               Life Insurance                                                                       Inc.
      |                                  Company                                                                        (Delaware)
      |                                  (Texas)                                                                        65-0568696
      |                                74-2080029                                                                           |
      |                                NAIC # 90379                                       -----------------------------------
      |                                     |                                             |                |                |
      |                                     |                                        John Alden        John Alden       John Alden
      |                                     |                                          Health            Health         NevadaPlus
 JA Services,                          John Alden                                 of Florida, Inc.   Systems, Inc.     Health Plan
     Inc.                            Life Insurance                                  (Florida)           (Ohio)          (Nevada)
  (Delaware)                             Company      * 2,000,000 HNL                65-0640575        65-0593968       65-0568703
  65-0040859                           (Minnesota)                                                    NAIC # 95347     NAIC # 95183
      |                                41-0999752
      |                               NAIC # 65080
      |                                     |
      |                                     |
      |                ------------------------------------------------
      |                |                    |                         |
      |           Alden Risk                                      North Star
      |           Management            LifeMark, Inc.            Marketing
      |         Services, Inc.             (Nevada)              Corporation
      |            (Nevada)               59-2334646                (Ohio)
      |           59-2261315                                      59-2394461
      |
      |
      |
      |
    ADMARK                    John Alden Asset   John Alden     John Alden       John Alden            John Alden
  Marketing      JAF CO. 1      Management        Horizon      International    Neighborhood        Service Warranty
 Company, Inc.-- (Delaware) --   Company     --  Health, Inc.--- Insurance ----Health Corporation ---- Corporation ------
 (New Jersey)    51-0015810     (Delaware)        (Nevada)     Company, Ltd.      (Florida)            (Delaware)       |
  22-2901991                    59-1561399       65-0457005     (Bermuda)        65-0478869            65-0362333       |
                                                                98-0150492                                              |
                                                                                                                        |
Provider Funding     NSM Sales        NHP Holding      Jones, Hill & Mercer        John Alden          John Alden       |
  Corporation ----- Corporation --- Company, Inc. ** ------- Employee ---------- Systems Company --- Service Warranty-- |
   (Delaware)        (Nevada)          (Florida)          Benefits, Inc.           (Minnesota)          Corporation
   65-0486851       65-0416844        65-0508983             (Nevada)               41-0946005           of Florida
                                          |                 65-0167355                                    (Florida)
                                          |                                                              65-0362330
                                          |
                                 Neighborhood Health
                                  Partnership, Inc.
                                      (Florida)
                              a Non-Profit Organization
                                      65-0391735
                                     NAIC # 95123
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All ownership is 100% of Common Stock unless otherwise noted.
* Preferred Stock:  number of shares issued and preferred stockholder name
** 50% ownership